SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 14, 2008 (August 11, 2008)
FLOWERS FOODS, INC.
(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA		31757

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (229) 226-9110
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On August 11, 2008, Flowers Foods, Inc. issued a press release announcing that it had completed its merger with the holding company of Holsum Bakery, Inc. (“Holsum”). Established in 1881, Holsum operates two bakeries in the Phoenix area. The aggregate merger consideration was $150,000,000, less adjustments for certain obligations of Holsum. Fifty percent (50%) of the merger consideration was paid in cash, and Flowers issued shares of Flowers common stock, par value $.01 per share (the “Flowers Stock”), to the Holsum shareholders as payment of the other fifty percent (50%) of the merger consideration in connection with the transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
     On August 14, 2008, Flowers Foods, Inc. issued a press release (i) announcing its financial condition and results of operations as of and for the second quarter of fiscal 2008 and (ii) updating its guidance for fiscal 2008. A copy of the press release is furnished with this Report as Exhibit 99.2.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth in Item 2.01 of this Report is incorporated into this Item 3.02 by this reference.
     In connection with the acquisition of Holsum, a total of 1,998,656 shares of Flowers Stock were issued to the shareholders of Holsum in reliance upon the exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereof and Regulation D thereunder. Flowers relied on the representations, warranties, certifications and agreements of the Holsum shareholders, including their agreement with respect to restrictions on resale, in support of their satisfaction of the conditions contained in Section 4(2) and Regulation D under the Securities Act.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated August 11, 2008

99.2	Press Release of Flowers Foods, Inc. dated August 14, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.
By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Executive Vice President and Chief
Financial Officer

Date: August 14, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated August 11, 2008

99.2	Press Release of Flowers Foods, Inc. dated August 14, 2008

4